                                                                     Exhibit k.4
                                                                     -----------

================================================================================


                         FORM OF BROKER-DEALER AGREEMENT

                                      among

                      DEUTSCHE BANK TRUST COMPANY AMERICAS
                                as Auction Agent

                               [                ]
                                as Broker-Dealer


                            Dated as of [   ], 2002


                                   Relating to

                     TAXABLE AUCTION MARKET PREFERRED SHARES
                              SERIES M and SERIES W
                                       of
                         WESTERN ASSET PREMIER BOND FUND


================================================================================

     BROKER-DEALER AGREEMENT dated as of [      ], 2002 (this "Agreement"),
among (i) Deutsche Bank Trust Company Americas, a New York banking corporation, as auction agent (the "Auction Agent") (not in its individual capacity but solely as agent of Western Asset Premier Bond Fund, a Massachusetts business trust (the "Trust")) pursuant to authority granted to it in the Auction Agency Agreement and (ii) the Broker-Dealer whose name appears on the signature page hereof, as Broker-Dealer (together with its successors and assigns as such hereinafter referred to as "BD").

     The Trust intends to issue two series of Taxable Auction Market Preferred Shares, no par value per share, liquidation preference $25,000 per share, designated Series M and Series W. The shares of each series of AMPS (as defined below) shall be issued in book-entry form through the facilities of the Securities Depository. References to "Shares of AMPS" or "AMPS" in this Agreement shall refer only to the beneficial interests in the AMPS unless the context otherwise requires.

     The Auction Procedures require the participation of a Broker-Dealer.

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Auction Agent, the Trust and BD agree as follows:

1. Definitions and Rules of Construction

     1.1 Terms Defined by Amended Bylaws of the Trust. Capitalized terms not defined herein shall have the respective meanings specified in the Amended Bylaws.

     1.2 Terms Defined Herein. As used herein and in the Settlement Procedures, the following terms shall have the following meanings, unless the context otherwise requires:

             (a) "Agent Member" of any Person shall mean the member of, or participant in, the Securities Depository that will act on behalf of a Bidder.

             (b) "Amended Bylaws" shall mean the Bylaws of the Trust, as amended by Amendment No. 1 to the Bylaws relating to the AMPS, as the same may be amended, supplemented or modified from time to time.

             (c) "AMPS" shall mean the preferred shares, no par value per share, of the Trust designated as its "Taxable Auction Market Preferred Shares" and bearing such further designation as to series as the Board of Trustees, as the case may be, of the Trust or any committee thereof shall specify.

             (d) "Auction" shall have the meaning specified in Section 2.1 hereof.

             (e) "Auction Agency Agreement" shall mean the Auction Agency Agreement dated as of [_______], 2002 between the Auction Agent and the Trust.

             (f) "Auction Procedures" shall mean the auction procedures included in Part II of Section 12.1 of the Amended Bylaws.

             (g) "Authorized Officer" of the Auction Agent shall mean each Managing Director, Vice President, Assistant Vice President or Associate of the Auction Agent assigned to its Corporate Trust and Agency Services and every Person designated as an "Authorized Officer" for purposes hereof in a communication to the Trust.

             (h) "Settlement Procedures" shall mean the Settlement Procedures attached to the Auction Agency Agreement as Exhibit B.

             (i) "Trust Officer" shall mean the Chairman and Chief Executive Officer, the President, each Vice President (whether or not designated by a number or word or words added before or after the title "Vice President"), the Secretary, the Treasurer, each Assistant Vice President, each Assistant Secretary and each Assistant Treasurer of the Trust and every other officer or employee of the Trust designated as a "Trust Officer" for purposes hereof in a notice to the Auction Agent.

     1.3 Rules of Construction. Unless the context or use indicates another or different meaning or intent, the following rules shall apply to the construction of this Agreement:

             (a) Words importing the singular number shall include the plural number and vice versa.

             (b) The captions and headings herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

             (c) The words "hereof," "herein," "hereto," and other words of similar import refer to this Agreement as a whole.

             (d) All references herein to a particular time of day shall be to New York City time.

             (e) This Agreement shall apply separately but equally to all series of AMPS that may be issued. Section 1 and 2 hereof shall be read in conjunction with the Amended Bylaws and in the event of any conflict with the Amended Bylaws, the Amended Bylaws shall take precedence.

     1.4 Warranties of a Broker Dealer. A Broker-Dealer (or "BD") hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by BD and that, assuming the due authorization, execution and delivery hereof by the Auction Agent, this Agreement constitutes a valid and binding agreement of BD, enforceable against it in accordance with its terms. BD's representations and warranties in this Section 1.4 shall survive the termination of this Agreement.

2. The Auctions.

     2.1 Purpose; Incorporation by Reference of Auction Procedures and Settlement Procedures.

             (a) On each Auction Date, the provisions of the Auction Procedures will be followed by the Auction Agent for the purpose of determining the Applicable Rate for the AMPS for the next Dividend Period. Each periodic implementation of such procedures is hereinafter referred to as an "Auction."

             (b) All of the provisions contained in the Auction Procedures and the Settlement Procedures are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were fully set forth herein.

             (c) BD agrees to act as, and assumes the obligations of and limitations and restrictions placed upon, a Broker-Dealer under this Agreement. BD understands that other persons meeting the requirements specified in the definition of "Broker-Dealer" contained in the Amended Bylaws may execute a Broker-Dealer Agreement and participate as Broker-Dealers in Auctions.

             (d) BD acknowledges and agrees that each provision of the Auction Procedures that requires BD to perform an obligation or procedure is hereby incorporated herein by reference and that this Agreement shall constitute the Trust's instruction, and BD hereby agrees, to perform such obligations and procedures without further request by or instructions from the Trust.

             (e) BD may participate in Auctions for its own account.

     2.2 Preparation for Each Auction.

             (a) Not later than 9:30 a.m. on each Auction Date, the Auction Agent shall advise BD by telephone or other electronic means, to be confirmed in writing by the Auction Agent, of the Maximum Rate, Reference Rate(s) and Treasury Index Rate(s).

             (b) BD shall cause the Maximum Rate to be communicated as promptly as practicable to its customers who hold or may be interested in acquiring AMPS.

             (c) If required by applicable law, or requested by the Auction Agent, BD shall provide a list of Existing Holders based upon inquiries of those Persons such Broker-Dealer believes are Beneficial Owners as a result of the most recent Auction to the Auction Agent promptly after any date so requested by the Auction Agent. The Auction Agent shall keep confidential any such information, including information received as to the identity of Bidders in any Auction, and shall not disclose any such information so provided to any Person other than the other party hereto, provided that the Auction Agent each reserves the right to disclose any such information if (a) it is ordered to do so by a court of competent jurisdiction or a regulatory, judicial or quasi-judicial agency, (b) it is advised by its counsel that its failure to do so would be unlawful or (c) failure to do so would expose the Auction Agent to loss, liability, claim, damage or expense for which it has not received indemnity satisfactory to it.

             (d) BD agrees to maintain a list of customers relating to a series of AMPS and to use its best efforts, subject to existing laws and regulations, to contact the customers on such list whom BD believes may be interested in participating in the Auction on each Auction Date, as a Potential Holder or a Potential Beneficial Owner, for the purposes set forth in the Auction Procedures. Nothing herein shall require BD to submit an Order for any customer in any Auction.

             (e) The Auction Agent's registry of Existing Holders of shares of a series of AMPS shall be conclusive and binding on BD. BD may inquire of the Auction Agent between 3:00 P.M. on the Business Day preceding an Auction for shares of a series of AMPS and 9:30 A.M. on the Auction Date for such Auction to ascertain the number of shares of such series in respect of which the Auction Agent has determined BD to be an Existing Holder. If BD believes it is the Existing Holder of fewer shares of such series than specified by the Auction Agent in response to BD's inquiry, BD may so inform the Auction Agent of that belief. BD shall not, in its capacity as Existing Holder of shares of such series, submit Orders in such Auction in respect of shares of such series covering in the aggregate more than the number of shares of such series specified by the Auction Agent in response to BD's inquiry.

     2.3 Auction Schedule; Method of Submission of Orders.

             (a) The Auction Agent shall conduct Auctions in accordance with the schedule set forth below. Such schedule may be changed at any time by the Auction Agent with the consent of the Trust, which consent shall not be unreasonably withheld. The Auction Agent shall give written notice of any such change to BD which shall have the right to review such change. Such notice shall be received one Business Day prior to the first Auction Date on which any such change shall be effective.

Time                              Event
----                              -----

By 9:30 a.m.                      Auction Agent advises the Trust and the
                                  Reference Rate(s) and Treasury Index Rate(s) as set forth in Section 2.2(a) hereof.

9:30 a.m. - 1:30 p.m.             Auction Agent assembles information
                                  communicated to it by BD as provided in
                                  Paragraph 1(a) of the Auction Procedures.
                                  Submission Deadline is 1:30 p.m.

Not earlier than                  Auction Agent makes determinations pursuant to
1:30 p.m.                         Paragraph 3(a) of the Auction Procedures.

By approximately                  Auction Agent advises the Trust of results of
3:30 p.m.                         Auction as provided in Paragraph 3(b) of the
                                  Auction Procedures. Submitted Bids and
                                  Submitted Sell Orders are accepted and
                                  rejected in whole or in part and AMPS are allocated as provided in Paragraph 4 of the Auction Procedures. Auction Agent gives notice of Auction results as set forth in Section
                                  2.4(a) hereof.



             (b) BD may designate one or more individuals in its organization who will coordinate its procedures in connection with Auctions and purchases and sales of shares of any series of AMPS.

             (c) BD agrees to handle its customers' orders in accordance with its duties under applicable securities laws and rules.

             (d) To the extent that pursuant to Paragraph [4] of the Auction Procedures of the Trust, BD continues to hold, sells or purchases a number of shares that is fewer than the number of shares in an Order submitted by BD to the Auction Agent in which BD designated itself as an Existing Holder or Potential Holder in respect of customer Orders, BD shall make appropriate pro rata allocations among its customers for which it submitted Orders of similar tenor. If as a result of such allocations, any Beneficial Owner would be entitled or required to sell, or any Beneficial Owner would be entitled or required to purchase, a fraction of a Share of AMPS on any Auction Date, BD shall, in such manner as it shall determine in its sole discretion, round up or down the number of AMPS to be purchased or sold on such Auction Date by any Beneficial Owner or Potential Beneficial Owner on whose behalf BD submitted an Order so that the number of shares so purchased or sold by each such Beneficial Owner or Potential Beneficial Owner on such Auction Date shall be whole shares.

             (e) BD shall submit Orders to the Auction Agent in writing in substantially the form attached hereto as Exhibit A. BD shall submit separate Orders to the Auction Agent for each Potential Holder or Existing Holder on whose behalf BD is submitting an Order and shall not net or aggregate the Orders of Potential Holders or Existing Holders on whose behalf BD is submitting Orders.

             (f) BD shall deliver to the Auction Agent (i) a written notice, substantially in the form attached hereto as Exhibit B, of transfers of AMPS made through BD by an Existing Holder to another

Person other than pursuant to an Auction and (ii) a written notice, substantially in the form attached hereto as Exhibit C, of the failure of any AMPS to be transferred to or by any Person that purchased or sold AMPS through BD pursuant to an Auction. The Auction Agent is not required to accept any notice delivered pursuant to the terms of the foregoing sentence with respect to an Auction unless it is received by the Auction Agent by 3:30 p.m. on the Business Day next preceding the applicable Auction Date.

          2.4 Notices.

               (a) On each Auction Date, the Auction Agent shall notify BD by telephone or facsimile (or other electronic means acceptable to both parties) of the results of the Auction as set forth in paragraph (a) of the Settlement Procedures. By approximately 11:30 A.M. on the Business Day next succeeding such Auction Date, the Auction Agent shall notify BD in writing of the disposition of all Orders submitted by BD in the Auction held on such Auction Date.

               (b) BD shall notify each Existing Holder or Potential Holder on whose behalf BD has submitted an Order as set forth in paragraph (b) of the Settlement Procedures and take such other action as is required of BD pursuant to the Settlement Procedures.

          2.5 Notification of Dividend.

               The provisions contained in Paragraph 3 of Part I of Section 12.1 of the Amended Bylaws concerning the notification of a Special Rate Period will be followed by the Auction Agent and BD, and the provisions contained therein are incorporated herein by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions were set forth fully herein.

          2.6 Service Charge to Be Paid to BD.

               (a) No later than 12:00 noon on each Dividend Payment Date, the Auction Agent after each Auction will pay a service charge from funds provided by the Trust to each Broker-Dealer on the basis of the purchase price of AMPS placed by such Broker-Dealer at such Auction. The service charge shall be (i) in the case of any Auction Date immediately preceding a Dividend Period of less than one year, the product of (A) a fraction the numerator of which is the number of days in such Dividend Period (calculated by counting the date of original issue of such shares to but excluding the next succeeding dividend payment date of such shares) and the denominator of which is 360, times (B) 1/4 of 1%, times (C) $25,000 times (D) the sum of the aggregate number of shares of outstanding AMPS for which the Auction is conducted and (ii) in the case of any Special Dividend Period the amount determined by mutual consent of the Trust and any such Broker-Dealers and shall be based upon a selling concession that would be applicable to an underwriting of fixed or variable rate AMPS with a similar final maturity or variable rate dividend period, respectively, at the commencement of the Dividend Period with respect to such Auction.

               (b) If the Trust determines to change the rate at which the service charge payable to BD pursuant to Section 2.6(a) accrues, the Trust shall mail to the Auction Agent a notice thereof within two Business Days of such change. Any change in such service charge shall be effective on the Auction Date next succeeding the Auction Agent's receipt of notice of such change.

          2.7 Settlement.

               (a) If any Existing Holder selling AMPS in an Auction fails to deliver such AMPS (by authorized book-entry), the BD of any Person that was to have purchased AMPS in such Auction may deliver to such Person a number of Shares of AMPS that is less than the number of Shares of AMPS that otherwise were to be purchased by such Person. In such event, the number of Shares of AMPS to be so delivered shall be determined by BD. Delivery of such lesser number of Shares of AMPS shall constitute good delivery. Upon the occurrence of any such failure to deliver Shares of AMPS, BD shall deliver to the Auction Agent the notice required by Section 2.3(f)(ii) hereof. Notwithstanding the foregoing provisions of this Section 2.7(a), any delivery or non-delivery of AMPS which represents any departure from the results of an Auction, as determined by the Auction Agent, shall be of no effect unless and until the Auction Agent shall have been notified of such delivery or non-delivery in accordance with the terms of Section 2.3(f) hereof. The Auction Agent shall have no duty or liability with respect to enforcement of this
Section 2.7(a).

               (b) Neither the Auction Agent nor the Trust shall have any responsibility or liability with respect to the failure of an Existing Holder, a Potential Holder or an Agent Member or any of them to deliver AMPS or to pay for AMPS sold or purchased pursuant to the Auction Procedures or otherwise.

               (c) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event BD is an Existing Holder with respect to shares of a series of AMPS and the Auction procedures provide that BD shall be deemed to have submitted a Sell Order in an Auction with respect to such shares if BD fails to submit an Order in that Auction with respect to such shares, BD shall have no liability to any Person for failing to sell such shares pursuant to such a deemed Sell Order if (i) such shares were transferred by the beneficial owner thereof without notification of such transfer in compliance with the Auction Procedures or (ii) BD has indicated to the Auction Agent pursuant to Section 2.2(e) of this Agreement that, according to BD's records, BD is not the Existing Holder of such shares.

               (d) Notwithstanding any provision of the Auction Procedures or the Settlement Procedures to the contrary, in the event an Existing Holder or Beneficial Owner of shares of a series of AMPS with respect to whom a Broker-Dealer submitted a Bid to the Auction Agent for such shares that was accepted in whole or in part, or submitted or is deemed to have submitted a Sell Order for such shares that was accepted in whole or in part, fails to instruct its Agent Member to deliver such shares against payment therefore, partial deliveries of AMPS that have been made in respect of Potential Holders' or Potential Beneficial Owners' Submitted Bids for shares of such series that have been accepted in whole or in part shall constitute good delivery to such Potential Holders and Potential Beneficial Owners.

3. The Auction Agent

          3.1 Duties and Responsibilities.

               (a) The Auction Agent is acting solely as agent for the Trust hereunder and owes no duties, fiduciary or otherwise, to any other Person by reason of this Agreement.

               (b) The Auction Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement, the Auction Procedures or the Settlement Procedures against the Auction Agent.

               (c) In the absence of bad faith or negligence on its part, the Auction Agent shall not be liable for any action taken, suffered, or omitted by it or for any error of judgment made by it in the performance of its duties under this Agreement.

          3.2 Rights of the Auction Agent.

               (a) The Auction Agent may rely upon and shall be fully protected in acting or refraining from acting upon any communication authorized by this Agreement and upon any written instruction, notice, request, direction, consent, report, certificate, share certificate or other instrument, paper or document reasonably believed by it to be genuine. The Auction Agent shall not be liable for acting upon any communication authorized by this Agreement (including, but not limited to, any made by telephone, telecopier or other means of electronic communication acceptable to the parties hereto) which the Auction Agent reasonably believes in good faith to have been given by the Trust or by BD. The Auction Agent may record telephone communications with BD.

               (b) The Auction Agent may consult with counsel of its own choice, and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

               (c) The Auction Agent shall not be required to advance, expend or risk its own funds or otherwise incur or become exposed to financial liability in the performance of its duties hereunder.

               (d) The Auction Agent may perform its duties and exercise its rights hereunder either directly or by or through agents or attorneys.

          3.3 Auction Agent's Disclaimer. The Auction Agent makes no representation as to and shall have no liability with respect to the correctness of the recitals in, the validity with respect to parties other than the Auction Agent, or the adequacy of this Agreement, the Broker-Dealer Agreements or the AMPS, or any Official Statement or other offering material used in connection with the offer and sale of the AMPS or otherwise.

4. Miscellaneous

          4.1 Termination.

               (a) Any party may terminate this Agreement at any time upon five
(5) days written notice to the other parties, which notice may be given by facsimile as provided in Section 4.3 hereof. This Agreement shall automatically terminate upon the redemption of all outstanding AMPS or upon termination of the Auction Agency Agreement.

               (b) BD represents that it (or if BD does not act as Agent Member, one of its affiliates) shall make all dividend payments on the AMPS available in same-day funds on each Dividend Payment Date to customers that use BD or affiliate as Agent Member.

          4.2 Agent Member. BD is, and shall remain for the term of this Agreement, a member of, or participant in, the Securities Depository (or an affiliate of such a member or participant).

          4.3 Communications. Except for (i) communications authorized to be made by telephone pursuant to this Agreement or the Auction Procedures and (ii) communications in connection with the Auctions (other than those expressly required to be in writing), all notices, requests and other communications to any party hereunder shall be in writing (for the purposes of this Agreement, telecopy or other means of electronic communication acceptable to the parties shall be deemed to be in writing) and shall be given to such party, addressed to it, at its address, telecopy number set forth below and, where appropriate reference the particular Auction to which such notice relates:

If to BD,
addressed:

                      Attention:  ________________
                      Telephone No.: ____________
                      Facsimile No.: _____________

If to the Auction     Deutsche Bank Trust Company Americas
Agent, addressed:     Corporate Trust and Agency Services
                      100 Plaza One, 6/th/ Floor
                      Jersey City, NJ 07311
                      Attention:  Auction Rate Group
                      Telephone No.: 201-593-6447
                      Facsimile No.: 201-593-6878

If to the Trust,
Addressed:            Western Asset Premier Bond Fund
                      117 East Colorado Blvd.
                      Pasadena, CA 91105

                      Attention: Ilene Harker
                      Telephone No.: 626-844-9410
                      Facsimile No.: 626-844-9810

or such other address or facsimile number as such party may hereafter specify for such purpose by notice to the other parties. Each such notice, request or communication shall be effective when delivered at the address specified herein. Communications shall be given on behalf of BD by a BD Officer, on behalf of the Auction Agent by an Authorized Officer and on behalf of the Trust by a Trust Officer. Telephone communications may be recorded.

          4.4 Entire Agreement. This Agreement contains the entire agreement between the parties relating to the subject matter hereof, and there are no other representations, endorsements, promises, agreements or understandings, oral, written or implied, between the parties relating to the subject matter hereof.

          4.5 Benefits. Nothing in this Agreement, express or implied, shall give to any person, other than the Trust, which is a third-party beneficiary of this Agreement, the Auction Agent, and the BD and their respective successors and permitted assigns, any benefit of any legal or equitable right, remedy or claim under this Agreement.

          4.6 Amendment; Waiver.

               (a) This Agreement shall not be deemed or construed to be modified, amended, rescinded, cancelled or waived, in whole or in part, except by a written instrument signed by a duly authorized representative of each of the parties hereto and with the prior written consent of the Trust, such consent not to be unreasonably withheld.

               (b) Failure of any party to this Agreement to exercise any right or remedy hereunder in the event of a breach of this Agreement by any other party shall not constitute a waiver of any such right or remedy with respect to any subsequent breach.

          4.7 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the respective successors and permitted assigns of each of the parties hereto. This Agreement may not be assigned by any party hereto absent the prior written consent of the other parties.

          4.8 Severability. If any clause, provision or section of this Agreement shall be ruled invalid or unenforceable by any court of competent jurisdiction, the invalidity or unenforceability of such clause, provision or section shall not affect any remaining clause, provision or section hereof.

          4.9 Execution in Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

          4.10 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW, OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF NEW YORK).

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

                                          DEUTSCHE BANK TRUST COMPANY AMERICAS
                                             as Auction Agent

                                          By:______________________________
                                             Name:
                                             Title:

                                          [                    ]
                                             as Broker-Dealer

                                          By:______________________________
                                             Name:
                                             Title:

                                                                       Exhibit A
                                                                To BROKER-DEALER
                                                                       AGREEMENT

                                AUCTION BID FORM

                   (Submit only one Order on this Order Form)
                         WESTERN ASSET PREMIER BOND FUND
               Taxable Auction Market Preferred Shares ("AMPS")

         To:      [____________________]            Date of Auction ____________
                                                    Series of AMPS (indicate by
                                                    Number Designation)

                                                    ------

The undersigned Broker-Dealer submits the following Order on behalf of the Bidder listed below:

                  Name of Bidder: __________________________________

                  Bidder placed the Order listed below covering the number of shares indicated

                  (complete only one blank):

                  _________________ number of Shares of AMPS now held by

                  Bidder (an Existing Holder), and the Order is a (check one):

                  [_]  Hold Order; or

                  [_]  Bid at a rate of ____%; or

                  [_]  Sell Order;

- or -

                  _________________ number of Shares of AMPS not now held

                  by Bidder (a Potential Holder), and the Order is

                  a Bid at a rate of ______%

Notes:

(1)  If submitting more than one Bid for one Bidder, use additional Order Forms.
(2) If one or more Bids covering in the aggregate more than the outstanding number of Shares of AMPS held by any Existing Holder are submitted, such Bids shall be considered valid in the order of priority set forth in the Auction Procedures.
(3) A Hold or Sell Order may be placed only by an Existing Holder covering a number of Shares of AMPS not greater than the number of Shares of AMPS currently held by such Existing Holder.
(4) Potential Holders may make Bids only, each of which must specify a rate. If more than one Bid is submitted on behalf of any Potential Holder, each Bid submitted shall be a separate Bid with the rate specified.
(5) Bids may contain no more than three figures to the right of the decimal point (.001 of 1%).
(6) An Order must be submitted in whole Shares of AMPS with an aggregate liquidation preference of $25,000.

                               Name of Broker-Dealer: __________________________

                               By: _____________________________________________

                                                                       Exhibit B
                                                                To BROKER-DEALER
                                                                       AGREEMENT

                 (To be used only for transfers made other than
                             pursuant to an Auction)

                                  TRANSFER FORM

                         WESTERN ASSET PREMIER BOND FUND
                Taxable Auction Market Preferred Shares ("AMPS")

                                Series _____ AMPS
                        (indicate by Number Designation)

We are (check one):
                  [_]  the Existing Holder named below; or

                  [_]  the Broker-Dealer for such Existing Holder; or

                  [_]  the Agent Member for such Existing Holder.

                  We hereby notify you that such Existing Holder will transfer
___ Shares of AMPS to ____________________.

                                               WESTERN ASSET PREMIER BOND FUND
--------------------------------------------------------------------------------
                                             By: _______________________________
                                                  Name:
                                                  Title:

--------------------------------------------------------------------------------
                                             (Name of Existing Holder)
--------------------------------------------------------------------------------
                                             (Name of Broker-Dealer)
--------------------------------------------------------------------------------
                                             (Name of Agent Member)
--------------------------------------------------------------------------------
                                             By: _______________________________
                                                  Name:
                                                  Title:

                                                                       Exhibit C
                                                                To BROKER-DEALER
                                                                       AGREEMENT

                    (To be used only for failures to deliver
                        AMPS sold pursuant to an Auction)

                         NOTICE OF A FAILURE TO DELIVER

                         WESTERN ASSET PREMIER BOND FUND
                Taxable Auction Market Preferred Shares ("AMPS")

                                Series _____ AMPS
                        (indicate by Number Designation)

Complete either I. or II.

I. We are a Broker-Dealer for ______________ (the "Purchaser"), which purchased ____ Shares of AMPS in the Auction held on __________________ from the seller of such AMPS.

II. We are a Broker-Dealer for _____________ (the "Seller"), which sold ____ Shares of AMPS in the Auction held on ____________________ to the purchaser of such AMPS.

We hereby notify you that (check one):

__________   the Seller failed to deliver such AMPS to the Purchaser; or

__________   the Purchaser failed to make payment to the Seller upon delivery of such AMPS.

                                        Name:  _________________________________
                                               (Name of Broker-Dealer)


--------------------------------------------------------------------------------
                                        By:  ___________________________________
                                                Printed Name:
                                                Title:

         Capitalized terms used in this letter, unless otherwise defined herein, shall have the meanings set forth in the Bylaws of the Trust, as amended by Amendment No. 1 to the Bylaws, and as further amended from time to time.

                                          (Name of Purchaser)

                                          By: __________________________________
                                              Name:
                                              Title:

                                          Address: _____________________________

                                          ______________________________________

                                          ______________________________________


Dated:

                                      S-1